Introductory Note

         The following Form 8-A, relating to 1,000,000 STRATS(SM) Certificates, Series 2004-3, Class A-1, was originally filed on February 18, 2004, by Synthetic Fixed-Income Securities, Inc., for STRATS(SM) Trust for Dominion Resources Securities, Series 2004-3 (the "Trust"), pursuant to
Section 12(b) of the Securities Exchange Act of 1934. We are refiling this Form 8-A for administrative purposes, and all other filings previously made by Synthetic Fixed-Income Securities, Inc. for the Trust will now be made under STRATS(SM) Trust for Dominion Resources Securities, Series 2004-3.

        ===============================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                    SYNTHETIC FIXED-INCOME SECURITIES, INC.

                  ------------------------------------------

            (Exact name of registrant as specified in its charter)

             Delaware                                    52-2316339
(State of incorporation or organization)      (IRS Employer Identification No.)

                              One Wachovia Center
                              301 S. College St.
                     Charlotte, North Carolina 28288-0630

                   (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-70808

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                          Name Of Each Exchange On Which
Be So Registered                                Each Class Is To Be Registered
---------------------                           -------------------------------
1,000,000 STRATS(SM) Certificates,              New York Stock Exchange, Inc.
Series 2004-4, Class A-3

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the STRATS(SM) Certificates, Series 2004-3, is contained in the Prospectus, dated January 9, 2004, included in the Registrant's Registration Statement on Form S-3 (No. 333-70808) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated January 29, 2004, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

               1. Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

               2. By-laws, as amended, of Synthetic Fixed-Income Securities, Inc. are set forth as Exhibit 3.2 to the Registration Statement on Form S-3 and are incorporated herein by reference.

               3. Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

               4. Prospectus is attached to the Registration Statement on Form S-3 and is incorporated herein by reference.

               5. Prospectus Supplement dated January 29, 2004, filed with the Securities and Exchange Commission on February 12, 2004, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

               6. Series Supplement, dated as of February 12, 2004, is set forth as Exhibit 6 on Form 8-A12B filed with the Securities and Exchange Commission, for Snythetic Fixed Income Securities Inc. on February 18, 2004, and is incorporated herein by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SYNTHETIC FIXED-INCOME SECURITIES,
                                      INC.
                                      (Registrant)

                                      By: /s/ Jimmy Whang
                                         ---------------------------------
                                      Name:   Jimmy Whang
                                      Title:  Director

Date: March 3, 2004